UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2023
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Exact name of registrants as specified in
Commission	their charters, address of principal executive			IRS Employer
File Number	offices and registrants' telephone number			Identification Number
1-14465	IDACORP, Inc.			82-0505802
1-3198	Idaho Power Company			82-0130980
1221 W. Idaho Street
	Boise,	Idaho	83702-5627
	(208)	338-2200
State or Other Jurisdiction of Incorporation:			Idaho
Former name or former address, if changed since last report:			None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 8.01 Other Events.

As previously reported, on June 1, 2023, Idaho Power Company (Idaho Power) filed a general rate case with the Idaho Public Utilities Commission (IPUC). The filing was based on a 2023 test year and requested approximately $111 million in additional Idaho jurisdiction annual revenues, which is net of a corresponding proposed decrease of $173.4 million in Idaho-jurisdiction power cost adjustment (PCA) and a reduction to annual energy efficiency rider collection of $3.5 million. As filed, this request would have resulted in an 8.61 percent overall average net rate increase for Idaho Power's Idaho customers. The filing requested, among other items, a 10.4 percent authorized rate of return on equity and an approximate $3.9 billion Idaho retail rate base. The $3.9 billion of rate base excludes rate base associated with Idaho Power's jointly-owned coal facilities, the costs of which are recovered under separate rate mechanisms. In its application, Idaho Power proposed a capitalization structure of 49 percent long-term debt and 51 percent common stock equity. Idaho Power included an average cost of debt of 4.895 percent and an overall cost of capital of 7.702 percent.

On October 27, 2023, Idaho Power, the Staff of the IPUC, and intervening parties publicly filed a settlement stipulation (Settlement Stipulation) with the IPUC related to the Idaho general rate case filing. If the IPUC approves the Settlement Stipulation, it will authorize Idaho Power's filed general rate case, with the modifications contained in the Settlement Stipulation.

As modified by the proposed Settlement Stipulation, Idaho Power’s general rate case filing contains the following significant terms, among other items:

•Idaho Power would implement revised tariff schedules designed to increase annual Idaho-jurisdictional retail revenue by $54.7 million, or 4.25 percent, effective January 1, 2024. The $54.7 million of additional annual revenue is net of a PCA rate decrease of $168.3 million (moving that amount from collection via the PCA and into base rates) and a reduction to annual energy efficiency rider collection of $3.5 million.

•A 9.6 percent return on equity and a 7.247 percent authorized rate of return based on a non-specified cost of debt and capital structure, applied to an Idaho-jurisdictional rate base of approximately $3.8 billion.

•Modifications to the Idaho-jurisdiction PCA including establishment of a new level of base net power supply expense of $484.9 million, which includes the transfer of $168.3 million from current PCA rates to base rates;

•Modifications to the energy efficiency rider to support the transfer of $3.5 million of energy efficiency labor-related cost collection from the annual energy efficiency rider into base rates, warranting a decrease in the energy efficiency rider rate from 3.1 percent to 2.35 percent;

•Modifications to the fixed cost adjustment mechanism to support Idaho Power's proposed rate designs and to reflect updated fixed costs;

•Continued deferral of incremental vegetation management and insurance costs in 2024 and beyond as measured from 2022 actual costs;

•An annual $18 million increase in collection of Idaho Power’s regulatory asset associated with its defined benefit pension plan contributions;

•Modifications to Idaho Power’s accumulated deferred investment tax credits (ADITC) and revenue sharing mechanism (1) to include an additional amount of investment tax credits equal to the incremental investment tax credits generated from Idaho Power’s investment in 2023 battery storage projects; (2) to remove the existing $25 million annual cap on the amount of accelerated amortization of ADITCs; (3) to establish a minimum specified Idaho-jurisdiction return on year-end equity (Idaho ROE) of 9.12 percent for additional amortization of ADITCs; (4) to establish a 9.6 percent Idaho ROE as the threshold for revenue sharing of Idaho-jurisdiction earnings between Idaho Power and Idaho customers; and (5) to implement all revenue sharing through the PCA rather than a portion offsetting customer-funded pension obligations;

•Agreement that Idaho Power’s share of capital expenditures at jointly-owned coal-fired plants through year-end 2022 was prudently incurred;

•Deferral and amortization of annual differences between certain periodic maintenance costs at Idaho Power's natural gas-fired power plants; and

•Modifications to the residential price modernization plan proposed by Idaho Power in its initial filing, as well as other modifications to Idaho Power’s proposed rate design.

The parties to the Settlement Stipulation agreed that certain matters would be examined in either separate, subsequent proceedings or continued in the general rate case docket. Those additional matters relate to, among other items, further review of Idaho Power plant investments by IPUC Staff to be completed by December 1, 2023, class cost-of-service methodology, and rate design related to time-of-use rates. The Settlement Stipulation provides that these subsequent proceedings will not impact the agreements reached in the Settlement Stipulation. To the extent IPUC Staff identifies potential prudence concerns, those prudence concerns would be addressed in Idaho Power's next general rate case.

The parties to the Settlement Stipulation have requested that the IPUC issue an order approving the agreed-upon rates effective January 1, 2024. If the IPUC were to deny the Settlement Stipulation or materially change its terms, no party would be bound by the terms of the Settlement Stipulation. As of the date of this report, the IPUC's determination in this matter is pending. Idaho Power is unable to predict whether the IPUC will approve the Settlement Stipulation or the ultimate outcome of the general rate case proceedings.

The Settlement Stipulation does not preclude Idaho Power from filing another general rate case in Idaho at any time in the future.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "could," "estimates," "expects," "intends," "potential," "plans," "predicts," "preliminary," "projects," "may," "may result," "may continue," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties that may differ materially from actual results, performance, or outcomes. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include those factors set forth in this Current Report on Form 8-K, IDACORP's and Idaho Power's most recent Annual Report on Form 10-K, particularly Part I, Item 1A - "Risk Factors" and Part II, Item 7 - "Management’s Discussion and Analysis of Financial Condition and Results of Operations" of that report, subsequent reports filed by IDACORP and Idaho Power with the U.S. Securities and Exchange Commission (SEC), and the following important factors: (a) decisions by the Idaho and Oregon public utilities commissions and the Federal Energy Regulatory Commission that impact Idaho Power's ability to recover costs and earn a return on investment; (b) changes to or the elimination of Idaho Power's regulatory cost recovery mechanisms; (c) the impact of regulatory decisions on credit ratings and investor perceptions and IDACORP’s and Idaho Power’s resulting ability to obtain debt and equity financing on reasonable terms or at all; (d) changes in tax laws or related regulations or interpretations of applicable laws by federal, state, or local taxing jurisdictions, and the availability of tax credits; and (e) the ability of IDACORP to pay dividends to shareholders based on actual cash collections through authorized customer rates. Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  October 27, 2023
IDACORP, INC.
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Lisa A. Grow
Lisa A. Grow
President and Chief Executive Officer